UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2016

CVS HEALTH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)
One CVS Drive
Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Our investors, the media and other interested parties should note that we currently announce material information to our investors through SEC filings, press releases and public conference calls and webcasts. In accordance with guidance provided by the SEC regarding the use by a company of its websites and social media channels as a means to disclose material information to investors and to comply with its disclosure obligations under Regulation FD, CVS Health Corporation (“CVS Health”) is hereby notifying investors, the media and other interested parties that it intends to use its media and investor relations website (http://investors.cvshealth.com/) and its Twitter feed (@CVSHealthIR) to publish important information about CVS Health, including information that may be deemed material to investors. The list of social media channels that CVS Health uses may be updated on its media and investor relations website from time to time. CVS Health encourages investors, the media and other interested parties to review the information CVS Health posts on its website and social media channels as described above, in addition to information announced by CVS Health through its SEC filings, press releases and public conference calls and webcasts.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CVS HEALTH CORPORATION

By:	/s/ David M. Denton David M. Denton Executive Vice President and Chief Financial Officer
Dated: June 2, 2016